Exhibit g.(ii)

AMENDMENT NUMBER 2

TO

CUSTODIAN AGREEMENT

This Amendment Number 2 (the “Amendment”) to the Custodian Agreement by and between each Fund listed on Appendix A hereto (the “Funds”) and State Street Bank and Trust Company (the “Custodian”) is made as of this 27th day of September 2017.

WHEREAS, certain Funds and the Custodian have entered into a Custodian Agreement dated as of December 31, 2014 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”); and

WHEREAS, certain Funds and certain Series were made subject to the Agreement in accordance with Section 9.06 thereof; and

WHEREAS, each Fund and the Custodian desire to amend the Agreement, as to all Funds, as more particularly set forth herein; and

Whereas, each Fund set forth on Appendix A-1 hereto (each, an “ETF Fund” and collectively, the “ETF Funds”) is an exchange-traded fund and will issue and redeem shares of each Series only in aggregations of Shares (as defined in Section 1.30 of the Agreement) known as “Creation Units,” generally in exchange for a basket of certain equity or fixed income securities and a specified cash payment, as more fully described in the currently effective prospectus and statement of additional information of the Fund related to the Series (collectively, the “Prospectus”); and

WHEREAS, each ETF Fund desires to become a party to the Agreement and that this Agreement be applicable to each of its Series set forth on Appendix A-1, and the Custodian desires to provide the services set forth in the Agreement, as amended hereby, to each ETF Fund and each of its Series; and

WHEREAS, due to the nature of the ETF Funds and the service requirements therefor, each ETF Fund and the Custodian desire to amend the Agreement with respect to the ETF Funds, as more particularly set forth herein.

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, each Fund and the Custodian agree as follows:

1.	Amendments.

(a)	Effective as of September 27, 2017, the Hartford Funds Exchange-Traded Trust, a Delaware statutory trust, is added as a party to the Agreement. In connection therewith, the Hartford Funds Exchange-Traded Trust hereby confirms to the Custodian, as of the date hereof, the representations and warranties set forth in Section 9.04(a) of the Agreement.

(b)	Effective as of September 27, 2017, the Lattice Strategies Trust, a Delaware statutory trust, is added as a party to the Agreement. In connection therewith, the Lattice Strategies Trust hereby confirms to the Custodian, as of the date hereof, the representations and warranties set forth in Section 9.04(a) of the Agreement.

(c)	Appendix A of the Agreement is hereby deleted in its entirety and replaced with Appendix A hereto.

(d)	A new Appendix A-1 is hereby added to the Agreement as set forth on Appendix A-1 hereto.

(e)	A new Section 9.20 is hereby added to the Agreement as follows:

“Section 9.20. Global Account Documentation Services. Upon receipt of Proper Instructions, the Custodian shall provide the following Global Documentation Services to facilitate the opening and maintenance of custody accounts in markets for which the Custodian offers custody services through its network of Foreign Subcustodians identified on Schedule A hereto (as updated from time to time) and for which the opening and maintenance of such accounts is required based on local market practices and laws prevailing in the particular market in which the Fund elects to invest.

(a)	The Custodian will prepare account opening, maintenance and proxy documentation as required in the applicable local market, including powers of attorney with respect to account openings and proxies. Such powers of attorney will not include any proxy voting authority of the Custodian. The Custodian will prepare the aforementioned documentation based on information available to the Custodian, industry experience, communications with local market sub-custodians, depositories, exchanges and other relevant entities, and information provided by the Fund, as necessary.

(b)	The Custodian will obtain consularization, legalization, and/or state and country apostillation of documents, as needed. To the extent a money order is required for consularization, the Custodian will obtain the money order on the Fund’s behalf and the Custodian shall be entitled to reimbursement from the Fund.

(c)	The Custodian will obtain and deliver to the Fund for the Fund’s completion, any tax documents necessary for tax reclaims and tax relief in the applicable local market. Prior to delivery to the Fund for completion, the Custodian will prepare sections of the aforementioned documentation to the extent information is available to the Custodian based upon information available to the Custodian, industry experience, communications with local market sub-custodians, depositories, exchanges and other relevant entities, and information provided by the Fund, as necessary.

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In each case, the Custodian will provide the applicable document(s) to the Fund for final review and approval and execution by the Fund. The Fund is ultimately responsible for the accuracy and completeness of the content of the relevant document(s) prepared by the Custodian.”

2.	Amendments to Agreement Applicable Only to ETF Funds.

The parties hereby agree that the Agreement is amended only with respect to the ETF Funds as follows. For the avoidance of doubt, the following amendments apply only with respect to the ETF Funds:

(a)	Section 3.18 of the Agreement is hereby deleted in its entirety and replaced with the following with respect to the ETF Funds only:

“Section 3.18. Dividends, Distributions and Redemptions. (a) Upon receipt of Proper Instructions, the Custodian shall promptly release funds or securities to the Shareholder Servicing Agent or otherwise apply funds or securities, insofar as available, for the payment of dividends or other distributions to Fund shareholders. (b) Upon receipt of Proper Instructions, the Custodian shall release funds or securities, insofar as available, to the Shareholder Servicing Agent, or as such Shareholder Servicing Agent shall otherwise instruct, for payment or delivery to Authorized Participants (as defined in the Prospectus) who have delivered to such Shareholder Servicing Agent a request for repurchase or redemption of their Shares of capital stock of such Fund or Series, in Creation Unit aggregations, which shall have been accepted by the Shareholder Servicing Agent, the applicable [Fund Securities] (as defined in the Prospectus) (or such securities in lieu thereof as may be designated by the investment adviser or investment manager of the Fund in accordance with the Prospectus) for such Fund or Series and the [Cash Redemption Amount] (as defined in the Prospectus), if applicable, less any applicable [Redemption Transaction Fee] (as defined in the Prospectus). The Custodian will transfer the applicable Fund Securities to or on the order of the Authorized Participant. Any cash redemption payment (less any applicable Redemption Transaction Fee) due to the Authorized Participant on redemption shall be effected through the DTC system or through wire transfer in the case of redemptions effected outside of the DTC system.”

(b)	Section 3.19 of the Agreement is hereby deleted in its entirety and replaced with the following with respect to the ETF Funds only:

“Section 3.19. Proceeds from Shares Sold. Pursuant to Proper Instructions, the Custodian shall receive funds representing cash payments received for Shares, in Creation Unit aggregations, issued or sold from time to time by a Fund or Series and shall promptly credit such funds to the Account(s) of the applicable Fund or Series. The Custodian shall promptly notify each applicable Fund or Series by electronic transmission, facsimile transmission, or such other manner as the Fund or Series and Custodian may reasonably agree in writing, of Custodian's receipt of cash or securities in payment for Shares, in Creation Unit aggregations, issued by such Fund or Series. Upon receipt of Proper Instructions, the Custodian shall: (i) deliver all federal funds received by the

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Custodian in payment for Shares, in Creation Unit aggregations, in payment for such investments as may be set forth in such Proper Instructions; and (ii) make federal funds received by the Custodian available to the applicable Fund or Series in the amount received in payment for Shares, in Creation Unit aggregations, which are deposited to the Accounts of each applicable Fund or Series.”

(c)	A new Section 3.37 is added to the Agreement immediately following Section 3.36 as follows with respect to the ETF Funds only:

“Section 3.37. Allocation of Deposit Security Shortfalls. Each Fund acknowledges that the Custodian maintains only one account on the books of the National Securities Clearing Corporation (the “NSCC”) for the benefit of all exchange traded funds for which the Custodian serves as custodian, including the ETF Funds (collectively, the “ETF Custody Clients”). In the event that (a) two or more ETF Custody Clients require delivery of the same Deposit Security in order to purchase a Creation Unit, and (b) the NSCC, pursuant to its Continuous Net Settlement system, delivers to the Custodian’s NSCC account less than the full amount of such Deposit Security necessary to satisfy in full each affected ETF Custody Client’s required amount (a “Common Deposit Security Shortfall”), then, until all Common Deposit Security Shortfalls for a given Deposit Security are satisfied in full, the Custodian will allocate to each affected ETF Custody Client, on a pro rata basis, securities and/or cash received in the Custodian’s NSCC account relating to such shortfall, first to satisfy any prior unsatisfied Common Deposit Security Shortfall, and then to satisfy the current Common Deposit Security Shortfall.”

3.	Miscellaneous.

(a)        Except as expressly amended by this Amendment, all provisions of the Agreement shall remain in full force and effect. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement.

(b)        This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received in electronically transmitted form.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

THE HARTFORD MUTUAL FUNDS, INC.

THE HARTFORD MUTUAL FUNDS II, INC.

HARTFORD SERIES FUND, INC.

HARTFORD HLS SERIES FUND II, INC.

HARTFORD FUNDS MASTER FUND

HARTFORD FUNDS EXCHANGE-TRADED TRUST

LATTICE STRATEGIES TRUST

By:	/s/ Laura S. Quade

Name: Laura S. Quade
Title: Vice President

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson

Name: Andrew Erickson
Title: Executive Vice President

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APPENDIX A

List of Investment Companies

(as of September 27, 2017)

THE HARTFORD MUTUAL FUNDS, INC.

The Hartford Balanced Fund

The Hartford Balanced Income Fund

The Hartford Capital Appreciation Fund

The Hartford Checks and Balances Fund

The Hartford Conservative Allocation Fund

Hartford Core Equity Fund (formerly known as The Hartford Disciplined Equity Fund)

The Hartford Dividend and Growth Fund

Hartford Duration-Hedged Strategic Income Fund

Hartford Emerging Markets Equity Fund (formerly known as The Hartford Emerging Markets Research Fund)

The Hartford Emerging Markets Local Debt Fund

Hartford Environmental Opportunities Fund

The Hartford Equity Income Fund

The Hartford Floating Rate Fund

The Hartford Floating Rate High Income Fund

The Hartford Global All-Asset Fund

The Global Alpha Fund

Hartford Global Capital Appreciation Fund (formerly known as The Hartford Capital Appreciation II Fund)

Hartford Global Equity Income Fund (formerly known as The Hartford Global Research Fund)

Hartford Global Impact Fund

The Hartford Global Real Asset Fund

The Hartford Growth Allocation Fund

The Hartford Healthcare Fund

The Hartford High Yield Fund

The Hartford Inflation Plus Fund

Hartford International Equity Fund (formerly known as The Hartford International Capital Appreciation Fund)

The Hartford International Growth Fund

The Hartford International Opportunities Fund

The Hartford International Small Company Fund

The Hartford International Value Fund

Hartford Long/Short Global Equity Fund

The Hartford MidCap Fund

The Hartford MidCap Value Fund

Hartford Moderate Allocation Fund (formerly known as The Hartford Balanced Allocation Fund)

Hartford Multi-Asset Income Fund

Hartford Municipal Income Fund

The Hartford Municipal Opportunities Fund

Hartford Municipal Short Duration Fund

The Hartford Quality Bond Fund

Hartford Real Total Return Fund

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The Hartford Short Duration Fund

The Hartford Small Cap Core Fund

The Hartford Small Company Fund

The Hartford Strategic Income Fund

The Hartford Total Return Bond Fund

The Hartford Unconstrained Bond Fund

The Hartford World Bond Fund

THE HARTFORD MUTUAL FUNDS II, INC.

Hartford Schroders Emerging Markets Debt and Currency Fund

Hartford Schroders Emerging Markets Equity Fund

Hartford Schroders Emerging Markets Multi-Sector Bond Fund

Hartford Schroders Global Strategic Bond Fund

Hartford Schroders Income Builder Fund

Hartford Schroders International Multi-Cap Value Fund

Hartford Schroders International Stock Fund

Hartford Schroders Tax-Aware Bond Fund

Hartford Schroders US Small Cap Opportunities Fund

Hartford Schroders US Small/Mid Cap Opportunities Fund

The Hartford Growth Opportunities Fund

The Hartford Municipal Real Return Fund

The Hartford Small Cap Growth Fund

The Hartford Value Opportunities Fund

HARTFORD SERIES FUND, INC.

Hartford Balanced HLS Fund

Hartford Capital Appreciation HLS Fund

Hartford Disciplined Equity HLS Fund

Hartford Dividend and Growth HLS Fund

Hartford Global Growth HLS Fund

Hartford Healthcare HLS Fund

Hartford High Yield HLS Fund

Hartford International Opportunities HLS Fund

Hartford MidCap HLS Fund

Hartford MidCap Value HLS Fund

Hartford Small Company HLS Fund

Hartford Stock HLS Fund

Hartford Total Return Bond HLS Fund

Hartford Ultrashort Bond HLS Fund (formerly known as Hartford Money Market HLS Fund)

Hartford Value HLS Fund

HARTFORD HLS SERIES FUND II, INC.

Hartford Growth Opportunities HLS Fund

Hartford Small Cap Growth HLS Fund

Hartford Small/Mid Cap Equity HLS Fund

Hartford U.S. Government Securities HLS Fund

HARTFORD FUNDS MASTER FUND

Global Impact Master Portfolio

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HARTFORD FUNDS EXCHANGE TRADED TRUST

Hartford Corporate Bond ETF

Hartford Quality Bond ETF

Hartford Total Return Bond ETF

LATTICE STRATEGIES TRUST

Hartford Multifactor Developed Markets (ex-US) ETF

Hartford Multifactor Emerging Markets ETF

Hartford Multifactor Global Small Cap ETF

Hartford Multifactor Low Volatility International Equity ETF

Hartford Multifactor Low Volatility U.S. Equity ETF

Hartford Multifactor REIT ETF

Hartford Multifactor US Equity ETF

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APPENDIX A-1

List of ETF Funds

(as of September 27, 2017)

HARTFORD FUNDS EXCHANGE TRADED TRUST

Hartford Corporate Bond ETF

Hartford Quality Bond ETF

Hartford Total Return Bond ETF

LATTICE STRATEGIES TRUST

Hartford Multifactor Developed Markets (ex-US) ETF

Hartford Multifactor Emerging Markets ETF

Hartford Multifactor Global Small Cap ETF

Hartford Multifactor Low Volatility International Equity ETF

Hartford Multifactor Low Volatility U.S. Equity ETF

Hartford Multifactor REIT ETF

Hartford Multifactor US Equity ETF

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